Exhibit 99.1

FOR IMMEDIATE RELEASE
BankFinancial Corporation to Host Conference Call and Webcast on October 30, 2015
Burr Ridge, Illinois – (October 26, 2015) BankFinancial Corporation (Nasdaq – BFIN) will review third quarter 2015 results in a conference call and webcast for stockholders and analysts on Friday, October 30, 2015 at 9:30 a.m. Chicago, Illinois Time.
The conference call may be accessed by calling (844) 413-1780 using participant passcode 66774235. The conference call will be simultaneously webcast at www.bankfinancial.com, “Investor Relations” page. For those persons unable to participate in the conference call, the webcast will be archived through November 13, 2015 on our website. BankFinancial Corporation’s Quarterly Financial and Statistical Supplement is scheduled to be available on our website, under the “Investor Relations” section, on October 28, 2015.
BankFinancial Corporation is the holding company for BankFinancial, F.S.B., a full-service, community-oriented bank providing financial services to individuals, families and businesses through 19 full-service banking offices, located in Cook, DuPage, Lake and Will Counties, Illinois. At June 30, 2015, BankFinancial had total assets of $1.440 billion, total loans of $1.157 billion, total deposits of $1.200 billion and stockholders’ equity of $212 million.
The company’s common stock trades on the Nasdaq Global Select Market under the symbol BFIN. Additional information may be found at the company’s web site, www.bankfinancial.com.

For Further Information Contact:
Shareholder, Analyst and Investor Inquiries:	Media Inquiries:
Elizabeth A. Doolan Senior Vice President – Finance BankFinancial Corporation Telephone: 630-242-7151	Gregg T. Adams Executive Vice President – Marketing & Sales BankFinancial F.S.B. Telephone: 630-242-7234